UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2017, Synergy Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters (the “Underwriters”), to issue and sell 21,705,426 shares of common stock of the Company (“Common Stock”) together with accompanying warrants (“Warrants”) to purchase an aggregate of 21,705,426 shares of Common Stock in an underwritten offering pursuant to a Registration Statement on Form S-3ASR (File No. 333-221501) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”).  The offering price was $2.58 per share of Common Stock and accompanying Warrant. The Company estimates that the net proceeds from the Offering will be approximately $52.4 million.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Upon the closing of the Offering, the Company will enter into a warrant agency agreement (the “Warrant Agency Agreement”), with Philadelphia Stock Transfer, Inc. (the “Warrant Agent”) pursuant to which the Warrant Agent will act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and the delivery of the shares of Common Stock upon exercise of the Warrants. The Warrants will be issued in book-entry form. A copy of the Form of Warrant Agency Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Warrant Agency Agreement is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion as to the legality of the shares of Common Stock and Warrants to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01   Other Events.

On November 13, 2017, the Company issued a press release announcing that it had priced the Offering.  A copy of the press release is furnished herewith as Exhibit 99.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and between Synergy Pharmaceuticals Inc. and Jefferies LLC, as representative of the several underwriters, dated November 13, 2017.
4.1	Form of Warrant Agency Agreement (including the form of Warrant certificate)

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (Included in Exhibit 5.1).
99.1	Press Release dated November 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2017

SYNERGY PHARMACEUTICALS INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer